Exhibit 10.9

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of                       , 2013, between Dex Media, Inc., a Delaware corporation (the “Company”), and                                  (“Indemnitee”).

BACKGROUND

Individuals have become more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of potential claims and actions against them arising out of their service to and activities on behalf of the corporation.

The Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain highly qualified individuals, the Company will, unless certain conditions described below are met, maintain on an ongoing basis, at its sole expense, liability insurance to protect certain persons serving the Company and its subsidiaries from certain liabilities.  Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions.  At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.  The Amended and Restated Certificate of Incorporation (the “Certificate”) and the Bylaws of the Company (the “Bylaws”) provide for the indemnification of the officers and directors of the Company to the full extent permissible under applicable law.  Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Certificate, the Bylaws, and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers, and other persons with respect to indemnification.

The Board has determined that it is reasonable, prudent, necessary, and in the best interests of the Company and its stockholders, for the Company to provide contractual indemnification, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law.

In recognition of Indemnitee’s need for substantial protection against personal liability and in order to enhance the Indemnitee’s continued service to the Company in an effective manner, the Company and Indemnitee desire to enter into this Agreement to provide for the indemnification of Indemnitee to the fullest extent permitted by applicable law.

This Agreement is a supplement to and in furtherance of the Certificate and Bylaws and any resolutions adopted by the Board, and will not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Indemnitee does not regard the protection available under the Company’s Certificate and Bylaws and insurance as adequate in the present circumstances; may not be willing to serve as an officer or director without adequate protection; and the Company desires Indemnitee to serve in such capacity.  Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

THEREFORE, in consideration of the foregoing and of Indemnitee’s agreement to serve as an officer or director or both after the date of this Agreement, the parties to this Agreement agree as follows:

1.                                      Indemnity of Indemnitee.  Subject to Section 9 of this Agreement, the Company shall defend, hold harmless, and indemnify Indemnitee to the fullest extent permitted by the laws of the State of Delaware, as may be amended from time to time to increase the scope of indemnification permitted under the laws of the State of Delaware.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)                                 Proceedings Other Than Proceedings by or in the Right of the Company.  Indemnitee will be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or is otherwise involved or threatened to be involved (including involvement, without limitation, as a witness) in any Proceeding other than a Proceeding by or in the right of the Company.  Pursuant to this Section 1(a), the Company will defend, hold harmless and indemnify Indemnitee against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue, or matter in any such Proceeding, if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b)                                 Proceedings by or in the Right of the Company.  Indemnitee will be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company.  Pursuant to this Section 1(b), the Company will defend, hold harmless and indemnify Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses will be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee has been finally adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware determines that such indemnification may be made.

(c)                                  Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding or any claim, issue, or matter in any such Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims, issues or matters relating in whole or in part to any Proceeding or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.  For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

2.                                      Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company will and hereby does indemnify, defend, and hold harmless Indemnitee against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company, including, without limitation, all liability arising out of the negligence (whether sole or contributory) or active or passive wrongdoing of Indemnitee.  The only limitation that will exist upon the Company’s obligations pursuant to this Agreement will be that the Company will not be obligated to make any payment to Indemnitee that is finally adjudged (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7) to be unlawful.

3.                                      Contribution.

(a)                                 Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any threatened, pending, or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company will pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives, releases, and relinquishes any right of contribution it may have against Indemnitee.  The Company will not enter into any settlement of any Proceeding in which the

Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)                                 Without diminishing or impairing the obligations of the Company set forth in Section 3(a), if, for any reason, Indemnitee elects or is required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company will contribute to the amount of Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines, or settlement amounts, as well as any other equitable considerations that applicable law may require to be considered.  The relative fault of the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)                                  The Company hereby agrees to fully indemnify, defend, and hold harmless Indemnitee from any claims of contribution that may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)                                 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, and amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such event(s) or transaction(s).

4.                                      Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Company will indemnify, defend, and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

5.                                      Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Company will advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within 20 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements will reasonably evidence the Expenses incurred by Indemnitee and will include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 5 will be unsecured and interest free.

6.                                      Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions will apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)                                 To obtain indemnification under this Agreement, Indemnitee must submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board that Indemnitee has requested indemnification.

(b)                                 Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification will be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company.  Indemnitee will reasonably cooperate with the

Person or Persons making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Expenses actually and reasonably incurred by Indemnitee in so cooperating with the Person or Persons making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies, defends, and agrees to hold Indemnitee harmless from any such costs and expenses.  If it is determined that Indemnitee is entitled to indemnification requested by Indemnitee in a written application submitted to the Company pursuant to Section 6, payment to Indemnitee will be made within 45 days after such determination.

(c)                                  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel will be selected as provided in this Section 6(c).  If a Change in Control has not occurred, the Independent Counsel will be selected by the Board, and the Company will give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.  If a Change in Control has occurred, the Independent Counsel will be selected by Indemnitee (unless Indemnitee requests that such selection be made by the Board, in which event the preceding sentence will apply), and Indemnitee will give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection has been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel as defined in this Agreement, and the objection will set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected will act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.

(d)                                 In making a determination with respect to entitlement to indemnification under this Agreement, the Person or Persons making such determination will presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the Company (including by its directors or Independent

Counsel) to have made a determination before to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)                                  Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by any one or more of the officers, directors, or employees of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise.  In addition, the knowledge or actions, or failure to act, of any director, officer, agent, or employee of the Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 6(e) are satisfied, it will in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f)                                   If the Person empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification has not made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law, provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Person or Persons making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation or information relating thereto.

(g)                                  Indemnitee will cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance written request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel or member of the Board will act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.  Any Expenses actually and reasonably incurred by Indemnitee in so cooperating with the Person or Persons making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify, defend, and hold Indemnitee harmless therefrom.

(h)                                 The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, or uncertainty.  In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it will be conclusively presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding.

(i)                                     The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

7.                                      Remedies of Indemnitee.

(a)                                 In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement; (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification; (iv) payment of indemnification is not made pursuant to this Agreement within 20 days after receipt by the Company of a written request therefor; or (v) payment of indemnification is not made within 20 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee will be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or payment.  Indemnitee will commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a).  The Company will not oppose Indemnitee’s right to seek any such adjudication.

(b)                                 In the event that a determination has been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification,

any judicial proceeding commenced pursuant to this Section 7 will be conducted in all respects as a de novo trial on the merits, and Indemnitee will not be prejudiced by reason of the adverse determination under Section 6(b).

(c)                                  If a determination has been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)                                 In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company will pay on Indemnitee’s behalf, in advance, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.

(e)                                  The Company will be precluded from asserting in any proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and will stipulate in any such court that the Company is bound by all the provisions of this Agreement.  The Company will indemnify, defend, and hold harmless Indemnitee against any and all Expenses and, if requested by Indemnitee, will (within 20 days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, that are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery, as the case may be.

(f)                                   Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement will be required to be made prior to the final disposition of the Proceeding.

8.                                      Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)                                 The rights of indemnification as provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders, a resolution of directors, or otherwise.  No amendment, alteration, or repeal of this Agreement or of any provision of this Agreement will limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration, or repeal.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, the Bylaws, or this Agreement, it is the intent of the parties to this Agreement that Indemnitee will enjoy by this Agreement the greater benefits so afforded by such change.  No right independently held by or in this Agreement conferred upon, Indemnitee is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy under this Agreement, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                 The Company hereby covenants and agrees that, so long as Indemnitee serves in a Corporate Status and thereafter so long as Indemnitee may be subject to any possible Proceeding by reason of the fact that Indemnitee served in a Corporate Status, the Company, subject to Section 8(d), will promptly obtain and maintain in full force and effect liability insurance to protect Indemnitee from personal liabilities incurred by reason of the fact that Indemnitee is or was serving in such capacity (“Liability Insurance”), whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL or otherwise, in reasonable amounts from established and reputable insurers.

(c)                                  In all applicable policies of Liability Insurance, Indemnitee will be named as an insured and will be covered by such policies in accordance with their terms to the maximum extent of the coverage available for any director, officer, employee, agent, or fiduciary under such policy or policies.

(d)                                 Notwithstanding the foregoing, the Company will have no obligation to obtain or maintain Liability Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are materially disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide a materially insufficient benefit, or Indemnitee is covered by substantially similar insurance maintained by a subsidiary of the Company or by another Person pursuant to a contractual obligation owed to the Company.

(e)                                  Following the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company will give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(f)                                   In the event of any payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and take, at the expense of the Company, all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(g)                                  The Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

(h)                                 The Company’s obligation to indemnify or advance Expenses under this Agreement to Indemnitee who is or was serving another Person or Persons in Corporate Status will be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other Person or Persons.

9.                                      Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity or advance Expenses in connection with any claim made against Indemnitee:

(a)                                 for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)                                 for an accounting or disgorgement of profits arising from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state law;

(c)                                  if a final, nonappealable decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; or

(d)                                 except as otherwise provided in Section 7 of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, or other indemnitees, unless (i) the Board authorized the Proceeding (or such part of any Proceeding) prior to its initiation, (ii) such indemnification is expressly required to be made by applicable law, or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10.                               Duration of Agreement.  All agreements and obligations of the Company contained in this Agreement will continue during the period Indemnitee is an officer,

director, or employee of the Company (or is or was serving in a Corporate Status) and will continue thereafter so long as Indemnitee is, or may be made, the subject to any Proceeding (or any proceeding commenced under Section 7) by reason of Indemnitee’s Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.  This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or a majority of the business or assets or income or revenue generating capacity of the Company), assigns, spouses, heirs, executors, and personal and legal representatives.

11.                               Security.  To the extent requested by Indemnitee and approved by the Board, the Company may at any time, and from time to time, provide security to Indemnitee for the Company’s obligations under this Agreement through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12.                               Enforcement.

(a)                                 The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it by this Agreement in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b)                                 Subject to Section 8(a) hereof, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral, and contemporaneous oral, agreements, negotiations, and understandings, express or implied, between the parties with respect to the subject matter hereof.  This Section 12(b) will not be construed to limit any other rights Indemnitee may have under the Certificate, the Bylaws, applicable law or otherwise.

13.                               Period of Limitations.  No legal action may be brought and no cause of action may be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company will be extinguished and deemed released, unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period will govern.

14.                               Definitions.  For purposes of this Agreement:

(a)                                 “Corporate Status” describes the status of a person who is or was a director or officer of the Company or, while a director or officer of the Company,

is or was serving at the request of the Company as an employee or agent of the Company or as a director, officer, partner, manager, member, trustee, administrator, employee, agent, fiduciary of the Enterprise, including, without limitation, the status of such person as an advisor to the Enterprise prior to the commencement of service in any other Corporate Status, or service with respect to an employee benefit plan.

(b)                                 “Change in Control” will be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)                                     Any Acquiring Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                  During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii)                               The effective date of a merger or consolidation of the Company with any other Person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the surviving Person outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving Person;

(iv)                              The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a majority of the Company’s assets or income or revenue generating capacity; or

(v)                                 There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

For purposes of the foregoing, the following terms will have the following meanings:

(A)                               “Acquiring Person” will mean a “person” or “group” within the meaning of Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Acquiring Person will exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any Person owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(B)                               “Beneficial Owner” will have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner will exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another Person.

(c)                                  “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)                                 “Enterprise” will mean the Company and any other Person that Indemnitee is or was serving at the express request of the Company.

(e)                                  “Exchange Act” will mean the Securities Exchange Act of 1934, as amended from time to time.

(f)                                   “Expenses” will include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating in, or being or preparing to be a witness, in a Proceeding.  Expenses will also include all expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)                                  “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of Company law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or

Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement.  Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)                                 “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, benefit plan, governmental or quasi-governmental agency, and any other entity, public or private, including service with respect to an employee benefit plan.

(i)                                     “Proceeding” includes any actual or threatened, pending, or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative, or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was acting in Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in Indemnitee’s Corporate Status; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including any Proceeding pending on or before the date of this Agreement, but excluding any Proceeding initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement.

15.                               Severability.  The invalidity of unenforceability of any provision of this Agreement will in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable law.  In the event any provision of this Agreement conflicts with any applicable law, such provision will be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16.                               Modification and Waiver.  No supplement, modification, termination, or amendment of this Agreement will be binding unless executed in writing by each of the parties.  No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (whether or not similar) nor will such waiver constitute a continuing waiver.  This Agreement cannot be modified or amended, or any provision of this Agreement waived, by course of conduct.

17.                               Notice By Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information, or other document relating to any

Proceeding or matter that may be subject to indemnification covered under this Agreement.  The failure to so notify the Company will not relieve the Company of any obligation that it may have to Indemnitee under this Agreement unless and only to the extent that such failure or delay materially prejudices the Company.

18.                               Notices.  All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications will be sent:

(a)                                 To Indemnitee at the address set forth below Indemnitee signature hereto.

(b)                                 To the Company at:

Dex Media, Inc.

2200 West Airfield Drive

DFW Airport, TX 75261-9810

Attention: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

20.                               Rules of Construction.

(a)                                 The headings of the paragraphs of this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

(b)                                 Time is of the essence with respect to this Agreement.

(c)                                  Unless the context otherwise requires, references to “Sections” are to Sections of this Agreement.

(d)                                 This Agreement will be liberally construed in favor of Indemnitee.

(e)                                  Use of the word “or” will not be exclusive.

(f)                                   Use of defined terms in the singular will include the plural, and vice versa.

21.                               Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties will be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules or any other principle that could result in the application of the laws of any other jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or Federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such party’s agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DEX MEDIA, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address: